                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated March 14, 1997 (except for Note 1 "The Company" and Note 5, as to which the date is June 23, 1997, and Note 10, as to which the date is July 30, 1997), in Amendment No. 2 to the Registration Statement (Form S-1) and the related Prospectus of Concentric Network Corporation for the registration of 105,828 shares of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California

September 15, 1997